AGREEMENT

     Agreement, dated as of March 15, 1999, by and between Tahiti Apparel, Inc., a New Jersey corporation with its principal executive offices at 500 Seventh Avenue, New York, New York 10018 (the "Company"), and Ming-Yiu Chan, with offices c/o Manley, Ltd. 8/F, HK Spinners International Building 818 Cheung Sha Wan Road, Kowloon, Hong Kong ("Chan").

                                    RECITALS:

     WHEREAS, Chan is a stockholder of the Company and currently owns fifty (50) shares (the "Chan Shares") of common stock, of the Company (the "Common Stock") representing 33% of the issued and outstanding shares of Common Stock;

     WHEREAS, as of the date hereof, the Company has an aggregate of Six Million
Seven  Hundred  and  Seventy  Thousand   ($6,770,000)   Dollars  of  outstanding
indebtedness owed to Chan (the "Company Debt");

     WHEREAS, the Company has entered into an asset purchase agreement (the "Purchase Agreement") with Signal Apparel Company, Inc., an Indiana corporation ("Signal"), providing for Signal's, or its subsidiary's, purchase of substantially all of the assets, and assumption of certain of the liabilities, of the Company;

     WHEREAS, the parties desire to settle certain differences between them, including but not limited to, the management of the business of Tahiti and the repayment of the Company Debt; and

     WHEREAS, the execution of this Agreement as of the date hereof and the consummation of the transactions contemplated hereby on or prior to the closing of the transactions contemplated by the Purchase Agreement (the "Closing") is a condition precedent to Signal's execution of the Purchase Agreement and consummation of the transactions contemplated thereby.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1. Company Debt.

     (a) Upon execution of this Agreement the Company shall execute that certain promissory note (the "Note"), in the form and substance attached hereto as
Exhibit 1, for the benefit of Chan, which Note shall be delivered to the escrow agent (the "Escrow Agent") who shall hold the Note in accordance with the terms of the escrow agreement (the "Escrow Agreement") annexed hereto as Exhibit 2, evidencing the obligation to repay Chan the Company Debt in accordance with the terms of the Note.

     Additionally, upon the execution of this Agreement, the Company shall execute a general release (the "Company Release"), in the form attached hereto as Exhibit 3 releasing Chan from any liability to the Company which may have arisen through the date thereof which Company Release shall be shall be deposited in escrow with the Escrow Agent and released in accordance with the Escrow Agreement.

     2. Chan Release.

     (a) In consideration for the delivery of the Note and the Company Release to the Escrow Agent, upon execution of this Agreement, Chan shall simultaneously deliver to the Escrow Agent a general release executed by Chan (the "Chan Release"), in the form attached hereto as Exhibit 4 whereby, in consideration for repayment of the Company Debt Chan agrees to release Tahiti, its stockholders, officers, directors, successors and assigns from any and all liability which may have arisen through the date thereof.

     3. Documents to be Held in Escrow.

     (a) The Chan Release, the Note and the Company Release shall be held in escrow pending the Closing and shall be released by the Escrow Agent in accordance with the terms set forth in the Escrow Agreement. At the Closing, the Escrow Agent shall (i) deliver the Note and Company Release to Chan and (ii) the Chan Release to the Company.

     4. Termination.

     (a) This Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing (i) by written agreement of Chan, the Company and/or its successors and/or assigns or (ii) by Chan or the Company if the Closing shall not have occurred on or before March 31, 1999.

     (b) In the event that this Agreement shall be terminated pursuant to the foregoing provisions, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except as expressly provided herein and the parties shall direct the Escrow Agent to deliver the Chan Release to Chan and the Note and the Company Release to the Company. Notwithstanding the foregoing, nothing herein shall relieve any party from liability for any breach of this Agreement.

     6. Representations.

     (a) Chan hereby represents and warrants to the Company as follows: (i) the Company has no debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, to him or any of his affiliates other than for the Company Debt or in his capacity as a stockholder of the Company, or the Time Deposit in the face amount of $142,000 plus accrued and unpaid interest,
(ii) this Agreement has been, and the agreements, documents and instruments contemplated hereby (the "Related Documents") being executed by him will be, duly executed and delivered by him and, assuming this Agreement and the Related Documents constitute valid and binding obligations of the other parties thereto, this Agreement constitutes, and the Related Documents being executed by him will constitute, valid and binding obligations of his, enforceable against him in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally or equitable principles, and (iii) except for this Agreement, he has not bound or committed the Company to any agreement of any kind nor incurred any debt, obligation or liability or entered into any contract or commitment on behalf of the Company.

     (b) The Company hereby represents and warrants to Chan that it has the requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements being executed by it, and to consummate the transactions contemplated hereby and thereby; the execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions so contemplated; this Agreement has been, and the Related Agreements will be, duly executed and delivered by the Company and, assuming this Agreement and the Related Agreements constitute valid and binding obligations of Chan, this Agreement constitutes, and the Related Agreements being executed by it will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; this Agreement will not result in the breach of, or constitute a default under any agreement, contract, indenture or order to which the Company is a party, including its Certificate of Incorporation and By-Laws.

     7. Miscellaneous.

     (a) From and after the Closing, neither the Company nor Signal shall have any further liability or obligation to Chan with respect to either the Chan Shares or the Company Debt or otherwise, except as expressly provided herein or in the Note.

     (b) Any fees and costs of the Escrow Agent shall be the responsibility of the Company.

     (c) Subject headings are included for convenience only and shall not affect the interpretation of any provision of this Agreement.

     (d) Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery, and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

     If to the Company, to:

          Tahiti Apparel, Inc.
          500 Seventh Avenue
          New York, NY 10018
          Attention:   Zvi Ben-Haim
          Telecopy: (212) 354-5314
          Telephone: (212) 944-7117

     with a copy to:

          Wachtel & Masyr, LLP
          110 East 59th Street
          New York, NY  10022
          Attention:  Morris Missry, Esq.
          Telecopy:  (212) 909-9448
          Telephone:  (212) 909-9557

     If to Chan, to:

          c/o Manley, Ltd. 8/F
          HK Spinners International Building
          818 Cheung Sha Wan Road, Kowloon, Hong Kong
          Telecopy:  011-852-2742-2352

     with a copy to:

          Robert T. Lincoln, Esq.
          Dunnington, Barthlow & Miller, LLP
          666 Third Avenue
          New York, New York  10017
          Telecopy:  (212) 661-7769
          Telephone:  (212) 682-8811

     Any party may change its address for the purposes of this Section by giving written notice to the other parties hereto in accordance with the provisions hereof.

     (e) None of the parties hereto shall assign any rights or delegate any duties hereunder without the prior written consent of the other, except that in connection with the Closing under the Asset Purchase Agreement, Signal has agreed to fulfill the Company's obligations hereunder. Signal shall be deemed a third party beneficiary of this Agreement and may assert the rights of any party hereunder without such other party's consent. A true copy of the Agreement pursuant to which Signal assumes the Company's obligations hereunder will be delivered to Chan on the Closing Date.

     (f) This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties, and shall further inure to the benefit of Signal.

     (g) This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed  entirely in the State of New York  without  regard to  principles  of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     (h) This Agreement, including the exhibits hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements between Chan and the Company relating to the Chan Shares and/or the Company Debt.

     (i) This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

     (j) In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

     (k) Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby except for Signal.

     (l) This Agreement may be amended or modified only by written agreement executed by Chan, the Company and Signal.

     (m) Each party hereto agrees to execute and deliver such documents as may be reasonably requested in order to consummate the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                   TAHITI APPAREL, INC.

                                   By:  /s/ Zvi Ben-Haim
                                        ---------------------------------------
                                        Name:  Zvi Ben-Haim
                                        Title: President


                                        /s/ Ming-Yiu Chan,
                                        ---------------------------------------
                                        By Robert T. Lincoln, Attorney-in-Fact

                                        ---------------------------------------
                                        Ming-Yiu Chan

                                EXHIBIT 1 -- NOTE

                                 PROMISSORY NOTE

$6,770,000                                                        March 15, 1999


     FOR VALUE RECEIVED, Tahiti Apparel, Inc. ("Borrower"), a New Jersey corporation with its principal executive offices at 500 Seventh Avenue, New York, New York 10018, promises to pay to the order of Ming-Yiu Chan, with offices c/o Manley, Ltd. 8/F, HK Spinners International Building 818 Cheung Sha Wan Road, Kowloon, Hong Kong ("Holder"), or registered assigns, the principal sum of Six Million Seven Hundred Seventy Thousand Dollars ($6,770,000) and, together with such amount, all interest accrued under the terms of this Note as provided herein.

     1. Loan and Terms of Payment.

     1.1 The Loan. Borrower acknowledges receipt of Six Million Seven Hundred Seventy Thousand Dollars ($6,770,000) loaned from Holder (the "Loan").

     1.2 Interest. The Loan shall accrue interest from the date hereof at a rate equal to eight percent (8%) per annum (based on a three hundred and sixty five
(365) day year) until the Loan is paid in full, and the interest shall be payable as set forth below in Section 1.3.

     1.3 Principal Repayment. The principal amount of this Note shall be due and payable as follows: (a) Three Million Five Hundred Thousand Dollars ($3,500,000), plus any accrued interest thereon, shall be due and payable on the following dates: (i) $250,000 on the date which is ninety (90) days following the Closing Date, (ii) $250,000 on the date which is one hundred eighty (180) days following the Closing Date; (iii) $250,000 on the date which is two hundred seventy (270) days following the Closing Date; (iv) $250,000 on the date which is 360 days following the Closing Date,, as that term is defined in that certain Asset Purchase Agreement dated December 18, 1998, between the Borrower and Signal Apparel Company, Inc. ("Signal"), (v) $312,500 on June 1, 2000, (vi) $312,500 on September 1, 2000, (vii) $312,500 on December 1, 2000, (viii)
$312,500  on March 1, 2001,  (ix)  $312,500  on June 1, 2001,  (x)  $312,500  on
September  1, 2001,  (xi)  $312,500 on December 1, 2001,  and (xii)  $312,500 on
March 1, 2002, all of the foregoing principal installments will be accompanied by accrued and unpaid interest to the date of such installment; all of the foregoing installments will include accrued and unpaid interest to the date of such installment; and (b) Three Million Two Hundred Seventy Thousand ($3,270,000) Dollars, payable at any time, by the delivery of One Million Common Shares of Signal (which shares shall be subject to the same lockup provisions as set forth in that certain Stock Resale Agreement of even date herewith, except that the lockup period shall only be extended for a period of two (2) years from the Closing Date), within five (5) business days of the Closing Date under the Asset Purchase Agreement dated December 18, 1998 or in Eight (8) quarterly installments beginning on the first anniversary of the Closing Date which shall be accompanied by interest at an annual rate of eight (8%) percent, which interest shall accrue from the Closing Date.

     1.4 Form of Payment.

     (a) Except for the issuance of Common Shares of Signal as provided in 1.3 herein, both the principal amount of this Note and all interest accrued thereon shall be paid in such currency of the United States of America as shall be legal tender at the time of payment. All payments or prepayments of principal and interest and other sums due pursuant to this Note shall be made by certified check to Holder at his address set forth above, or in immediately available funds by wire transfer to Holder's account at such bank as Holder shall have previously designated to Borrower. When any date on which principal and interest are due and payable falls on a Saturday, Sunday or legal holiday, then such payment shall be due and payable on the first business day immediately following such date and interest shall be payable at the rate set forth herein for the period of such extension.

     1.5 Optional Prepayment. This Note may be prepaid by Borrower, in whole or in part, at any time or from time to time, without premium or penalty. All prepayments made on this Note shall be applied first to the payment of all unpaid interest accrued on this Note, and then to the outstanding and unpaid principal amount of this Note as of the date of the payment. The amount of interest payable as part of each quarterly payment of interest shall be adjusted to reflect any prepayment of principal made prior to the date of such quarterly payment of interest.

     2. Events of Default.

     2.1 Definition of Event of Default. Any one or more of the following events shall constitute an Event of Default:

          (a) Borrower fails to make any payment of principal or interest on this Note, or any other amount payable by Borrower under this Note, within fifteen (15) days after the date any such payment is due by the provisions of this Note, by acceleration or otherwise;

          (b) Borrower becomes insolvent; fails or ceases to pay its debts as they mature; makes an assignment for the benefit of creditors; files a petition in bankruptcy; is adjudicated insolvent or bankrupt; petitions or applies to any tribunal for the appointment of any receiver or trustee; or commences any proceeding under law or statutes of any jurisdiction, whether now or hereafter in effect, relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation, or there is commenced against Borrower any such proceeding which shall not be dismissed within a period of sixty (60) days, or Borrower by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days; or

          (c) Borrower admits in writing its inability to, or generally becomes unable to, pay its debts as such debts become due.

     2.2 Rights upon Event of Default. Upon the occurrence of any Event of Default, Holder, at his option, may declare the entire principal amount of this Note then outstanding, together with accrued and unpaid interest thereon, immediately due and payable without presentment, demand, protest or notice or other formality of any kind. Holder also may exercise from time to time any rights and remedies available to him by law and under any agreement or other instrument relating to the amounts owed under this Note.

     2.3 Collection Costs; Attorney's Fees. Borrower shall pay, on demand, all of the reasonable costs and expenses of Holder incurred in the collection of this Note, including reasonable attorney's fees and expenses, whether or not a suit to enforce such rights is actually instituted.

     3. Miscellaneous.

     3.1 Unconditional Obligation; Waivers. The obligations of Borrower to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Borrower hereby waives presentment and demand for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for under this Note, and shall be directly and primarily liable for the payment of all amounts owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder. No waiver of any provision of this Note made by agreement of Holder and any other person shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Borrower under this Note. No failure to exercise and no delay in exercising, on the part of Holder, any right, power or privilege under this Note shall operate as a waiver thereof nor shall partial exercise of any right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

     3.2 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Note shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by telecopy; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

     To Holder:          Ming-Yiu Chan
                         c/o Manley, Ltd. 8/F,
                         HK Spinners International Building
                         818 Cheung Sha Wan Road, Kowloon, Hong Kong
                         Telecopy:  011-852-2742-2352

     With a copy to:     Robert T. Lincoln, Esq.
                         Dunnington, Barthlow & Miller, LLP
                         666 Third Avenue
                         New York, New York  10017
                         Telecopy:  (212) 661-7769
                         Telephone:  (212) 682-8811

     To Borrower:        Tahiti Apparel, Inc.
                         500 Seventh Avenue
                         New York, NY  10018
                         Attention: Zvi Ben-Haim
                         Fax: (212) 354-5314

     With a copy to      Wachtel & Masyr, LLP
                         110 East 59th Street
                         New York, New York 10022
                         Attention: Morris Missry
                         Fax: (212) 909-9448

     Any party may change its address for the purposes of this Section by giving written notice to the other parties hereto in accordance with the provisions hereof.

     3.3 Lost, Stolen or Mutilated Note. Upon receipt by Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to Borrower of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, Borrower will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

     3.4 Severability; Binding Effect; Assignment. Any provision of this Note which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Note or affecting the validity or unenforceability of any of the terms and provisions of this Note in any other jurisdiction. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns. Neither this Note nor any rights hereunder may be assigned by either party hereto without the other party's consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Borrower will assign this Note and delegate its duties hereunder to Signal Apparel Company, Inc., an Indiana corporation ("Signal"), and Signal will assume the Borrower's obligations hereunder, in connection with Signal's purchase of substantially all of the assets, and assumption of certain of the liabilities, of Borrower. From and after the assumption of this Note by Signal, the term "Borrower" shall be deemed to mean Signal, and thereafter Tahiti shall be released and relieved of any liability under the Note.

     3.5 Governing Law; Forum. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Note (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     3.6 Amendments. This Note cannot be changed orally or terminated orally. Any amendment of, or supplement to, or other modification of, this Note must be in a written instrument executed by both parties hereto.

     3.7 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

     IN WITNESS WHEREOF, this Note has been executed and delivered as of the date specified above.


                                        TAHITI APPAREL, INC.


                                        By   __________________________________
                                             Name:
                                             Title: